UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 9, 2014
Date of Earliest Event Reported: December 4, 2014

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 4 and 5, 2014, Vertex Energy, Inc. (the “Company”, “we”, “us” or “Vertex”) entered into amendments to our credit agreements with our senior lenders, a subscription agreement with our Chief Executive Officer, Chairman and largest shareholder, and an amendment to our Asset Purchase Agreement with Heartland Group Holdings, LLC (“Heartland”) which enabled us to complete the previously announced and pending acquisition of the assets of Heartland, which agreements and transactions are described in greater detail throughout this Current Report on Form 8-K, and which acquisition closed on December 5, 2014.  Our entry into the Asset Purchase Agreement and the original terms thereof were described in greater detail in the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2014.

First Amendment to Credit and Guaranty Agreement with Goldman Sachs Bank USA

In connection with the closing of the Purchase Agreement (as defined and described in greater detail under “Item 2.01 Completion of Acquisition or Disposition of Assets” below) with Heartland, we entered into a First Amendment to Credit and Guaranty Agreement with Goldman Sachs Bank USA (“Goldman” and the “Goldman Amendment”).  The Goldman Amendment amended that certain Credit and Guaranty Agreement entered into between the Company and Goldman dated as of May 2, 2014 (as amended and modified to date, the “Goldman Credit Agreement”).  The Goldman Credit Agreement is described in greater detail in the Form 8-K filed by the Company with the Commission on May 6, 2014.

Pursuant to the Goldman Amendment, the EBITDA of Vertex Refining OH, LLC (“Vertex OH”), a wholly-owned subsidiary of Vertex Energy Operating, LLC (“Vertex Operating”), a wholly-owned subsidiary of the Company, which acquired the assets of Heartland in connection with the closing of the Purchase Agreement, is excluded from the calculation of adjusted EBITDA for the purposes of the Goldman Credit Agreement (which calculation ties to certain required ratios of debt leverage and other financial covenants set forth in greater detail in the Goldman Credit Agreement); Goldman specifically consented to the acquisition of Heartland (and the sale of $1.5 million in securities to our Chief Executive Officer, as described below); Goldman agreed that the funds raised in connection with the sale of securities to certain trusts beneficially owned by Benjamin P. Cowart, our Chief Executive Officer and Chairman (as described below under “Sale of Shares and Warrants to our Chief Executive Officer”), would not be required to be used to repay amounts due under the Goldman Credit Agreement; the Company is required to provide Goldman certain monthly and quarterly financial information regarding Vertex OH, similar to what information it already provides for Vertex Refining NV, LLC, a wholly-owned subsidiary of Vertex Operating; various other changes to the Goldman Credit Agreement were effected to bind Vertex OH to similar covenants and requirements as the Company’s other operating subsidiaries, including to restrict Vertex OH’s ability to incur indebtedness, create liens, obtain equity investments, and make certain investments; and the Goldman Amendment further required that Vertex OH maintain not less than $500,000 in cash at all times. Furthermore, the Goldman Amendment provides that the Company is not authorized to make any “earn-out” payment under the Heartland Purchase Agreement, if an event of default exists under the Goldman Credit Agreement or if such payment would create an event of default under the Goldman Credit Agreement.  The Goldman Amendment also included a release by the Company and its subsidiaries in favor of Goldman and its representatives and assigns.

As of the date of the parties’ entry into the Goldman Amendment, the amount owed to Goldman by the Company under such facility was $39,400,000 (not including fees and other amounts).

No terms or conditions of the Goldman Amendment waived or released the Company from the defaults which had occurred under such Goldman Credit Agreement as of the date of the parties’ entry into such agreement, which are described in greater detail under “Item 3.  Defaults Upon Senior Securities” in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014, filed with the Commission on November 14, 2014, other than specifically in connection with the approval by Goldman of the Company’s consummation of the Heartland Purchase Agreement.

The foregoing description of the Goldman Amendment does not purport to be complete and is qualified in its entirety by reference to the Goldman Amendment, a copy of which is filed herewith as Exhibit 10.3 and incorporated in this “Item 1.01. Entry Into a Material Definitive Agreement”, by reference.

First Amendment to Amended and Restated Credit Agreement with Bank of America, N.A.

In connection with the closing of the Purchase Agreement (as defined and described in greater detail under “Item 2.01 Completion of Acquisition or Disposition of Assets”, below), we entered into a First Amendment to Amended and Restated Credit Agreement with Bank of America, N.A. (the “BOA Amendment” and “BOA”).  The BOA Agreement is described in greater detail in the Form 8-K filed by the Company with the Commission on May 6, 2014.

Pursuant to the BOA Amendment, the Company acknowledged and confirmed that BOA is not required to extend any credit to the Company while any defaults are continuing under the Amended and Restated Credit Agreement dated as of May 3, 2014, by and between the Company and BOA (as amended and modified to date, the “BOA Credit Agreement”), and that various defaults had occurred under the BOA Credit Agreement as of the date of the parties’ entry into the BOA Amendment, which are described in greater detail under “Item 3. Defaults Upon Senior Securities” in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2014, filed with the Commission on November 14, 2014.  The BOA Amendment, which did not waive or release the Company from any of the prior defaults which had occurred under the BOA Credit Agreement, provided that Vertex OH is to be excluded from the calculation of certain required ratios and other financial covenants set forth in greater detail in the BOA Credit Agreement; and provided that Vertex OH would be bound by various representations, warranties, covenants and prohibitions set forth in the BOA Credit Agreement which previously applied to the Company’s other operating subsidiaries, including requiring Vertex OH to maintain at least $500,000 in cash at all times. Additionally pursuant to the BOA Amendment, BOA consented to the Company’s acquisition of Heartland (and the sale of $1.5 million in securities to our Chief Executive Officer, as described below). The BOA Amendment also included a release by the Company and its subsidiaries in favor of BOA and its representatives and assigns.

The foregoing description of the BOA Amendment does not purport to be complete and is qualified in its entirety by reference to the BOA Amendment, a copy of which is filed herewith as Exhibit 10.4 and incorporated in this “Item 1.01. Entry Into a Material Definitive Agreement”, by reference.

Second Amendment to Asset Purchase Agreement

On December 5, 2014, we entered into a Second Amendment to Asset Purchase Agreement relating to the Asset Purchase Agreement entered into with various parties including Heartland on October 21, 2014, which is described in greater detail under “Item 2.01 Completion of Acquisition or Disposition of Assets” below.

Sale of Shares and Warrants to our Chief Executive Officer

On December 4, 2014, we entered into two Subscription Agreements and sold 244,299 shares of restricted common stock and five year warrants to purchase 109,934 shares of common stock each to The Benjamin Paul Cowart 2012 Grantor Retained Annuity Trust and The Shelley T. Cowart 2012 Grantor Retained Annuity Trust, in consideration for $750,000 each (or $1.5 million in aggregate).  The trusts are controlled by and for the benefit of Benjamin P. Cowart, the Chief Executive Officer, Chairman and largest shareholder of the Company and his wife and as such, Mr. Cowart is deemed to beneficially own the securities acquired.  The closing of the transactions contemplated by the Subscription Agreements was contingent on the closing of the Heartland acquisition (described in “Item 2.01 Completion of Acquisition or Disposition of Assets” below), and closed concurrently with the Heartland acquisition on December 5, 2014.

The shares and warrants (representing 45% warrant coverage in connection with the purchase of the shares) were sold for $3.07 per share and warrant (a premium to the $3.01 closing price of the Company’s common stock on December 4, 2014 ($3.01 per share)).  The warrants (the “Warrants”) were evidenced by Common Stock Purchase Warrants and have a term of five years, an exercise price of $3.01 per share and cashless exercise rights beginning six months after the date of the grant of the Warrants, to the extent that the shares of common stock issuable upon exercise of such Warrants are not registered with the Commission.  The subscribers were also provided piggy-back registration rights in the event that we file a primary or secondary registration statement in the five years following the closing of the acquisition.

The funds raised pursuant to the sale of securities will be used as working capital for the Heartland Business, which we acquired pursuant to the closing of the Purchase Agreement with Heartland (as described in greater detail below under “Item 2.01 Completion of Acquisition or Disposition of Assets”).

The foregoing descriptions of the Subscription Agreements and Warrant Agreements do not purport to be complete and are qualified in their entirety by reference to the Form of Subscription Agreement and Warrant Agreements, copies of which are filed herewith as Exhibits 10.2, 4.1 and 4.2, respectively, and incorporated in this “Item 1.01. Entry Into a Material Definitive Agreement”, by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 5, 2014, we completed the closing contemplated under the Purchase Agreement (described below).

On the same date, we entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”), which amended the October 21, 2014 Asset Purchase Agreement by and among the Company, Vertex Operating, Vertex OH, and Heartland, which was previously amended by the First Amendment to Purchase Agreement dated November 26, 2014 (the “First Amendment” and the Asset Purchase Agreement as amended by the First Amendment and Second Amendment, the “Purchase Agreement”).

Pursuant to the Second Amendment, the parties agreed that any amount due to Heartland in consideration for inventory on hand which was purchased at closing, based on a preliminary valuation of such inventory by the parties, would be paid in shares of the Company’s restricted common stock, based on the volume weighted average prices of the Company’s common stock on the NASDAQ Capital Market on the ten (10) trading days (the “VWAP”) immediately prior to closing (the “Inventory Purchase”), which totaled $3.56 (the “Closing VWAP”), provided that the post-closing adjustment which is required to take place 60 days after closing, based on the actual physical inventory delivered at closing, is also payable in shares of restricted common stock (if amounts are payable by the Company in connection with such reconciliation) based on the then VWAP (the “Inventory True-Up”); that the Reimbursement for Operating Losses (defined below), payable at closing would be paid in shares of the Company’s restricted common stock, based on the Closing VWAP; that Heartland’s majority equity owner (Warren Distribution, Inc. (“Warren”)) would purchase a minimum of 110,000 gallons per week (on average) of finished base oil (440,000 per month) from Vertex OH, at a purchase price computed in a manner which is substantially consistent with the historical pricing of the Heartland Business (defined below); the Company agreed to register all shares of Company common stock issued to Heartland in connection with the closing of the acquisition, or pursuant to the Second Amendment, which shares are described in greater detail below; the parties agreed to cap the indemnification liability for certain breaches of the Purchase Agreement to $2 million in aggregate, and to further provide that if any indemnification obligations are owed by the Company, Vertex OH or Vertex Operating, that such obligations can be satisfied by the issuance of shares of the Company’s common stock based on a valuation of $8.78 per share; and the Company agreed to waive certain closing conditions set forth in the original purchase agreement relating to among other things, the delivery of certain consents and assignments originally due at closing.  Finally, the Second Amendment provided that Heartland would be required to conduct additional environmental studies on certain property located in Norwalk, Ohio, that if remediation activities were required, the Company would be required to pay the lesser of one-half of such remediation costs or $200,000, and that title to such property would not transfer to Vertex OH at closing, but that instead Vertex OH would lease the property until such time as any environmental issues have been remediated.  Any out of pocket costs incurred by Heartland in connection with remediation activities on such property in excess of $200,000 reduce the indemnification cap applicable to Heartland described above.

Prior to the closing of the Purchase Agreement, Heartland was in the business of operating an oil re-refinery and, in connection therewith, collecting, aggregating and purchasing used lubricating oils and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers (collectively, the “Heartland Business”).

In connection with the closing of the Purchase Agreement, we acquired substantially all of the assets of Heartland related to and used in the operations of the Heartland Business, including raw materials, finished products and work-in-process, equipment and other fixed assets, customer lists and marketing information, the name ‘Heartland’ and other related trade names, Heartland’s real property relating to its used oil refining facility located in Columbus, Ohio, used oil storage and transfer facilities located in Columbus, Zanesville and Norwalk, Ohio (provided that the acquisition of the Norwalk, Ohio location is subject to the terms and conditions of the Second Amendment, described above), and leases related to storage and transfer facilities located in Zanesville, Ohio, Mount Sterling, Kentucky, and Ravenswood, West Virginia (collectively, the “Heartland Assets”) and assumed certain liabilities of Heartland associated with certain assumed and acquired agreements.  The main assets excluded from the purchased assets pursuant to the Purchase Agreement were Heartland’s cash and cash equivalents, receivables, certain prepaid expenses, refunds and related claims, rights to certain tax refunds, certain assets used in the operations of Heartland which are used more than incidentally by Warren in connection with the operation of its other businesses and certain real property assets.

The purchase price paid in consideration for the Heartland Assets was the assumption of the assumed liabilities and an aggregate of 2,201,601 shares of restricted common stock (the “Heartland Shares”), representing a total of 1,189,637 shares valued at $8,276,792, as agreed pursuant to the terms of the original Purchase Agreement, 248,091 shares which were due in consideration for the purchase of various inventory of Heartland acquired by the Company at the closing in connection with the Inventory Purchase, valued at $882,285, and a total of 763,873 shares due in consideration for the Reimbursement of Operating Losses (described below). A total of 150,000 shares of restricted common stock issued at closing will be held in escrow and used to satisfy indemnification claims (the “Escrow Shares”).  Additionally, as described above, an Inventory True-Up is to occur 60 days after closing which may either increase or decrease the purchase price paid by the Company in connection with the difference between the expected inventory delivered and actual inventory delivered by Heartland at closing.

The Escrow Shares are to be held in escrow to satisfy indemnification claims for 24 months following the closing; provided that Heartland has the option at any time to acquire such Escrow Shares and instead place cash in such escrow account, upon the payment into the escrow account of $333,333 in cash for each 50,000 of Escrow Shares acquired by Heartland.  Any claims made against the Escrow Shares pursuant to the indemnification provisions of the Purchase Agreement result in the cancellation of Escrow Shares equal in value to the amount of the applicable claim divided by the VWAP of the Company’s common stock ending on and including the trading day immediately preceding the date of such applicable claim.

Pursuant to a Consulting Agreement previously entered into with Heartland in July 2014, Vertex Operating agreed to provide consulting services to Heartland while the parties negotiated the definitive terms of the Purchase Agreement (the “Consulting Agreement”), and to reimburse Heartland for its operating losses (on a cash basis net of interest, depreciation, corporate overhead expenses and insurance proceeds received), which totaled $2,716,561 as of closing (the “Reimbursement for Operating Losses”).

Vertex OH and Vertex Operating also agreed to share equally with Heartland in the costs of certain projects undertaken by Heartland prior to closing, provided that Heartland was not required to pay more than $788,500 of its costs associated with such project costs which are estimated to total approximately $1.6 million.  In connection therewith, following the closing, Vertex OH will first pay, up to the amount expended by Heartland as of closing for such costs ($529,449) and the remaining amount of such projects will be split equally by Vertex OH and Heartland.  All projects undertaken following closing, if any, are in the sole discretion of Vertex OH.

Heartland also has the right pursuant to the terms of the Purchase Agreement to earn additional earn-out consideration of up to a maximum of $8,276,792, based on total EBITDA related to the Heartland Business during the twelve month period beginning on the first day of the first full calendar month commencing on or after the first anniversary of the closing (the “Earnout Period”), as follows (as applicable, the “Contingent Payment”):

EBITDA generated during Earnout Period	Contingent Payment Due
Less than $1,650,000	$0
At least $1,650,000	$4,138,396
More than $1,650,000 and less than $3,300,000	Pro-rated between $4,138,396 and $8,276,792
$3,300,000 or more	$8,276,792

Any Contingent Payment due is payable 50% in cash and 50% in shares of the Company’s common stock based on VWAP commencing on the trading day immediately following the last day of the Earnout Period and ending on such tenth trading day thereafter.  Additionally, the amount of any Contingent Payment is reduced by two-thirds of the cumulative total of required capital expenditures incurred at Heartland’s refining facility in Columbus, Ohio, which are paid or funded by Vertex OH after the closing, not to exceed $866,667, which capital expenditures are estimated to total $1.3 million in aggregate.

Notwithstanding the above, the maximum number of shares of common stock to be issued pursuant to the Purchase Agreement (including those shares sold in connection with the Subscription Agreements described in “Item 1.01. Entry Into a Material Definitive Agreement” above under “Sale of Shares and Warrants to our Chief Executive Officer”) cannot (i) exceed 19.9% of the outstanding shares of common stock outstanding on October 21, 2014, (ii) exceed 19.9% of the combined voting power of the Company on October 21, 2014, or (iii) otherwise exceed such number of shares of common stock that would violate applicable listing rules of the NASDAQ Stock Market in the event the Company’s stockholders do not approve the issuance of such shares (the “Share Cap”).  In the event the number of shares to be issued exceeds the Share Cap, then Vertex OH is required to instead pay any such additional consideration in cash or obtain the approval of the Company’s stockholders under applicable rules and requirements of the NASDAQ Capital Market for the additional issuance of shares.

Additionally, we are required to file a registration statement within 90 days of the closing registering all of the shares of the Company’s common stock issued to Heartland as of such filing date and use commercially reasonable efforts to obtain effectiveness of the registration statement within 90 days of the closing date if the SEC does not review the registration statement or within 120 days if the SEC does review the registration statement filing.   Pursuant to the Purchase Agreement, Heartland agreed to not sell more than 50,000 shares of the Company’s common stock issued to it each week, if otherwise permitted pursuant to applicable law and regulation.

Finally, at the closing, Robert N. Schlott, the Chief Executive Officer of Warren, entered into a non-competition agreement whereby he agreed not to compete against Vertex OH (or its affiliates) in connection with the Heartland Business, or to solicit active customers of the Heartland Business, among other things, for a period of three years from the closing.

The foregoing description of the Purchase Agreement, First Amendment, Second Amendment and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, First Amendment, Second Amendment and Consulting Agreement, copies of which are attached hereto or incorporated by reference herein, as applicable, as Exhibits 2.1, 2.2, 2.3 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated in this “Item 2.01 Completion of Acquisition or Disposition of Assets” by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described in “Item 2.01 Completion of Acquisition or Disposition of Assets” above, we issued 2,201,601 shares of restricted common stock to Heartland in connection with the closing of the Purchase Agreement and may be required to issue additional shares in connection with an Inventory True-Up, Contingent Payments subject to an earn-out, and to satisfy indemnification rights described in greater detail above.

As described in “Sale of Shares and Warrants to our Chief Executive Officer” in “Item 1.01. Entry Into a Material Definitive Agreement”, above, we sold 244,299 shares of restricted common stock and five year Warrants to purchase 109,934 shares of common stock each (488,598 shares and Warrants to purchase 219,868 shares in aggregate) to The Benjamin Paul Cowart 2012 Grantor Retained Annuity Trust and The Shelley T. Cowart 2012 Grantor Retained Annuity Trust, in consideration for $750,000 (or $1.5 million in aggregate), trusts controlled by and for the benefit of Benjamin P. Cowart, the Chief Executive Officer, Chairman and largest shareholder of the Company and his wife, which securities Mr. Cowart is deemed to beneficially own.  In the event the Warrants are exercised in full (and notwithstanding any potential cashless exercise), each holder is due 109,934 shares of common stock in connection with such exercise and upon payment of the aggregate $330,901 exercise price of such Warrants (219,868 shares and $661,802 in aggregate).

The issuances and sales described above were exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were “accredited investors”, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

Financial statements relating to the acquisition of the Heartland Assets are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

Pro forma financial information relating to the acquisition of Heartland Assets are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

Exhibit No.	Description

2.1(1)	Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (October 21, 2014)
2.2(2)	First Amendment to Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (November 26, 2014)
2.3*	Second Amendment to Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (December 5, 2014)
4.1*	Common Stock Purchase Warrant to purchase 109,934 shares of common stock of the Company held by The Benjamin Paul Cowart 2012 Grantor Retained Trust (December 4, 2014)
4.2*	Common Stock Purchase Warrant to purchase 109,934 shares of common stock of the Company held by The Shelley T. Cowart 2012 Grantor Retained Trust (December 4, 2014)
10.1(1)	Consulting Agreement between Heartland Group Holdings, LLC and Vertex Energy Operating, LLC (July 28, 2014)
10.2*	Form of Subscription Agreement dated December 4, 2014
10.3*	First Amendment to Credit and Guaranty Agreement between Vertex Energy Operating, LLC, Vertex Energy, Inc. and Goldman Sachs Bank USA (December 5, 2014)
10.4*	First Amendment to Amended and Restated Credit Agreement between Vertex Energy Operating, LLC, Vertex Energy, Inc. and Bank of America, N.A. (December 5, 2014)
99.1**	Press Release Dated December 9, 2014

* Filed herewith.

** Furnished herewith.

(1) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on October 28, 2014, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 1, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: December 9, 2014	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

2.1(1)	Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (October 21, 2014)
2.2(2)	First Amendment to Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (November 26, 2014)
2.3*	Second Amendment to Asset Purchase Agreement by and among Vertex Energy Operating, LLC, Vertex Refining OH, LLC, Vertex Energy, Inc. and Heartland Group Holdings, LLC (December 5, 2014)
4.1*	Common Stock Purchase Warrant to purchase 109,934 shares of common stock of the Company held by The Benjamin Paul Cowart 2012 Grantor Retained Trust (December 4, 2014)
4.2*	Common Stock Purchase Warrant to purchase 109,934 shares of common stock of the Company held by The Shelley T. Cowart 2012 Grantor Retained Trust (December 4, 2014)
10.1(1)	Consulting Agreement between Heartland Group Holdings, LLC and Vertex Energy Operating, LLC (July 28, 2014)
10.2*	Form of Subscription Agreement dated December 4, 2014
10.3*	First Amendment to Credit and Guaranty Agreement between Vertex Energy Operating, LLC, Vertex Energy, Inc. and Goldman Sachs Bank USA (December 5, 2014)
10.4*	First Amendment to Amended and Restated Credit Agreement between Vertex Energy Operating, LLC, Vertex Energy, Inc. and Bank of America, N.A. (December 5, 2014)
99.1**	Press Release Dated December 9, 2014

* Filed herewith.

** Furnished herewith.

(1) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on October 28, 2014, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 1, 2014, and incorporated herein by reference.